EXHIBIT (See 22)


The following is a list of the Registrant's subsidiaries:

      Name                                                 Ownership %
-----------------                                      ------------------
Star brite Distributing, Inc.                                 100
Star brite Distributing Canada, Inc.                          100
D & S Advertising Services, Inc.                              100
Star brite Sta-Put, Inc.                                      100
Star brite Service Centers, Inc.                              100
Star brite Marine, Inc.                                       100
Kinpak Inc.                                                   100